 Exhibit 99
Form 10-Q
06/30/2001

                                                                          NATIONAL FUEL GAS
                                                                  CONSOLIDATED STATEMENT OF INCOME
                                                                             (UNAUDITED)

                                                                         Twelve Months Ended
                                                                               June 30
                                                          ---------------------------------------------

                                                                 2001                        2000
                                                                      (Thousands of Dollars)

INCOME
Operating Revenues                                                $ 2,095,145         $ 1,366,789
                                                          --------------------    ----------------

Operating Expenses
             Purchased Gas                                          1,047,666             470,564
             Fuel Used in Heat and Electric Generation                 56,048              55,040
             Operation                                                342,188             312,736
             Maintenance                                               21,718              23,582
             Property, Franchise and Other Taxes                       85,096              78,836
             Depreciation, Depletion and Amortization                 163,178             135,920
             Income Taxes - Net                                       114,040              78,376
                                                          --------------------    ----------------
                                                                    1,829,934           1,155,054
                                                          --------------------    ----------------

Operating Income                                                      265,211             211,735
Other Income                                                           15,886              12,077
                                                          --------------------    ----------------
Income Before Interest Charges and Minority
       Interest in Foreign Subsidiaries                               281,097             223,812
                                                          --------------------    ----------------

Interest Charges
             Interest on Long-Term Debt                                78,286              66,218
             Other Interest                                            34,507              26,841
                                                          --------------------    ----------------
                                                                      112,793              93,059
                                                          --------------------    ----------------

Minority Interest in Foreign Subsidiaries                              (1,208)             (1,331)
                                                          --------------------    ----------------

Net Income Available for Common Stock                               $ 167,096           $ 129,422
                                                          ====================    ================

Basic Earnings Per Common Share:                                       $ 4.24              $ 3.32
                                                          ====================    ================

Diluted Earnings Per Common Share:                                     $ 4.16              $ 3.28
                                                          ====================    ================

Weighted Average Common Shares Outstanding:
             Used in Basic Calculation                             39,431,288          38,994,910
                                                          ====================    ================
             Used in Diluted Calculation                           40,137,314          39,414,923
                                                          ====================    ================